EXHIBIT 10.1

Cooperation Agreement

Party A: Dalian Beigang Information Industry Development Company Ltd.
Party B: Yingkou City Beigang Network Information Industry Service Co., Ltd.

TENET Electronic Tax Service Center System (called Online Tax Declaration & Payment System hereinafter) is an online tax declaration and payment system which allows commercial business taxpayers to declare their tax liability online and also make their tax payment from their bank account online through the public telephone network, which are intranets of the national taxation bureau and the taxpayer’s bank.

Party A is the developer of the Tenet electronic tax service center system and is located in Dalian.

Party B has been in a sales and technical support business relating to computers in the city of Yingkou region for many years, and has developed technical expertise and good local relations. Party B is 100% owned by Yingkou Lenovo Corporation.

Both parties are willing to cooperate in the Yingkou region to promote and operate the Tenet online tax declaration & payment system, and they have reached the following agreement based on friendly negotiations.

A.	Cooperation Relations

1.	Party B, will operate as a branch of Party A, and will be responsible for developing business and operating the Tenet system in the Yingkou region;

2.	Party B is entitled to use the logo and name of Party A, both of which have been registered by Party A in the Yingkou region;

3.	Both parties will operate their own business independently and bear legal and civil obligations separately.

B.	Liabilities of Both Parties

Party A

1.	Be responsible for computer hardware configurations, software development and system debugging of the online tax declaration & payment system server;

2.	Be responsible for technical support and troubleshooting of the system, timely updating of the system and maintaining all aspects of the system on request of Yingkou National Taxation Bureau;

3.	Provide to Party B timely reports of the user management software and complete operating mode of the online tax declaration & payment system;

4.

Be responsible for support in technology and business to Party B, and training of two persons as management of Party B and two lecturers who are responsible for training users of the system in Yingkou ;

5.	Send a qualified person to Party B for instruction, assistance and guidance;

6.	Be responsible for investment and expenditures for the above responsibilities.

Party B

1.	Be responsible for rental of a Yingkou telephone relay line for the online tax declaration & payment system;

2.

Be responsible for establishment of a fully functioning user service server and maintain such server for use of the online tax declaration & payment system including software maintenance, initial start up service, technical service, development of the procedures for user development, provision of the training lecturer and other management personnel; classroom for training users and necessary equipment for training (projector, server, computer etc.); completion of a service agreement between users for the online tax declaration & payment system, login form, enterprise’s registration form, explanation on operations for user and pamphlet desks for responding to requests from users; vehicles for technical service; and other equipment for all aspects of the business and management.

3.	Be responsible for maintaining an excellent relationship with the Yingkou National Taxation Bureau, their branches, corresponding banks and other departments of government.

4.	Be responsible for developing users in the Yingkou location, and reporting to Party A on a timely basis with business progress and the operating status of the system;

5.	Timely settlement of profit divisions as per the financial settlement rules agreed on;

6.	Be responsible for investment and expenditures for all of the above areas of responsibility.

C.	Allocation of Profit

Refer to Attachment.

D.	Rules on Financial Settlement

Refer to Attachment.

E.	Secrecy Promise

The two parties, without receiving written consent from the other party, may not release to any third party, any information which is known by the two parties during mutual cooperation relating to the other party’s internal finances, the technology, the business plan, staff, management, and all developed software, technical training materials, agreement, forms etc. In case of any loss from breach of this secrecy promise by either party, that party may bring suit against the other party..

This term will be effective whether the Agreement is changed, cancelled or terminated.

F.	Ownership

1.

Intellectual property rights and franchise business rights relating to the parts of the Tenet system that must be developed further on request of the Yingkou National Taxation Bureau, shall be owned equally by Party A and Party B; and Party B has the right to file patent applications and registrations for applications developed only within the Yingkou region;

2.	Hard equipment and property rights invested by Party A shall remain the property of Party A;

3.	Training equipment and office equipment invested by Party A shall be the property of Party B.

G.	Attachment

The attachment shall form a part of this agreement and have equal legal force.

H.	Others

The agreement is made in four copies, two copies for each party. The matters not included in this agreement will be resolved by way of negotiation between the two parties who will reach a supplemental agreement which will be equal to this agreement in legal force.

Zhong Bo Jia	Lu, Wei Min
(signature)	(signature)
Representative on behalf of	Representative on behalf of
Party A	Party B

Signed on the day September 18 , 2002

Attachment:

A.	Allocation of Profit

Party A: shall be entitled to 30% of the income from the charges for users’ annual fees
Party B: shall be entitled to 70% of the income from the charges for users’ annual fees

Party A will not participate in the profit allocation if the number of developed users is less than 1, 000, and the division of profits between the two parties will only be allocated based on annual fees generated from users that exceed the base figure of 1000; Party B will bear the business taxes payable on the income from the annual charges for users.

B.	Rules on Financial Settlement

1.	Settlement basis: based on the number of registered users at the current month on the last day every month.

2.	Settlement formula: The number of registered users at the current month

that exceeds 1,000	A

Charge standard at the current year for each user	B

Party A’s proportion in the profit allocation	C

Total settlement=A*B*C

3.	Settlement deadline: the settlement should be finished before the7th day of every month, which should be based on remitted date.